UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2014

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-3530

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On December 30, 2014, the Tropicana Las Vegas Inc. (the “Company”), a wholly owned subsidiary of Tropicana Las Vegas Hotel and Casino, Inc., executed a letter agreement in connection with the amended and restated loan agreement (the “Amended and Restated Loan”) between the Company, as Borrower, and Wells Fargo Principal Investments, LLC as Lender and Wells Fargo Bank, National Association, as the administrative agent for the Lender.

The letter agreement established: i) the required minimum EBITDA financial covenants for fiscal year 2015; ii) required the Company to deposit $1,600,000 into the Interest Reserve Account within one business day from the executed letter agreement; and iii) eliminated the Lender obligation to disburse all amounts in the interest reserve account as of December 31, 2014 if certain conditions were met.

The foregoing description of the letter agreement is qualified in its entirety by reference in the attached Exhibit 10.13 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.13

Letter Agreement dated December 30, 2014 by and between Tropicana Las Vegas, Inc., as the Borrower, and Wells Fargo Principal Investments, LLC as a Lender and Wells Fargo National Association, as the Administrative Agent for the Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: December 30, 2014	By:	/s/ Joanne M. Beckett
Name: Joanne M. Beckett
Title: Vice President, General Counsel and Corporate Secretary